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                                                                EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-35676 of QRS Corporation on Form S-3 of our report dated February 4, 2000 (March 20, 2000 as to Note 17), appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Propspectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


San Jose, California
June 7, 2000